UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report - June 15, 1999
                        -------------------------------
                        (Date of earliest event reported)


                               MEDIQ INCORPORATED
                        -------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        1-8147              51-0219413
-------------------------------         -----------        -------------------
(State or other jurisdiction of         (Commission          (IRS employer
incorporation or organization)          file Number)       identification no.)


                      One MEDIQ Plaza, Pennsauken, NJ 08110
                    (Address of principal executive offices)

                                 (609) 662-3200
                               -----------------
                                Telephone number

This amendment to the Current Report on Form 8-K dated June 15, 1999 as filed on June 28, 1999 is to file the applicable financial statements and pro forma financial information for the acquisition of HTD Corporation ("HTD") by MEDIQ Incorporated ("the Company"), through its wholly owned subsidiary MEDIQ/PRN Life Support Services, Inc., and to revise certain information previously reported concerning the acquisition.


HTD's nonacute care business principally consisted of sales of disposable products, rentals of moveable medical equipment and biomedical repair services (collectively the "Nonacute Care Business"). The Nonacute Care Business of HTD was formed on May 1, 1998 principally with the acquisitions of Triad Holdings, Inc. ("Triad") and another company of less significance. Triad was a significant acquiree of HTD during HTD's year ended December 31, 1998. During HTD's year ended December 31, 1998, the Nonacute Care Business of HTD consisted principally of Triad. As previously reported, on June 15, 1999 the Company acquired HTD and certain of its subsidiaries (including Triad) that together represented the Nonacute Care Business of HTD (the "Acquired Business"). Contemporaneously with the acquisition, HTD sold to an unrelated third party its subsidiaries not acquired by the Company.

The audited and unaudited financial statements of HTD included in Item 7(a) are presented on a carved out basis that represent the Acquired Business. The audited financial statements of Triad included in Item 7(a) represent the principal Nonacute Care Business during the year ended December 31, 1998 preceding the formation of HTD's Nonacute Care Business and HTD's acquisition of Triad during the year. The audited financial statements of HTD for the year ended December 31, 1998 and of Triad for the four months ended April 30, 1998 contained in Item 7(a) together principally represent the Acquired Business for the year ended December 31, 1998.

The number of shares of Series B 13.25% Cumulative Compounding Perpetual Preferred Stock issued by the Company in the acquisition of HTD is revised to 146,303.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Audited Financial Statements of HTD Corporation and Subsidiaries, excluding the acute care division:
   Combined Statement of Net Assets as of December 31, 1998
   Combined Statement of Operations for the Year Ended December 31, 1998 Combined Statement of Changes in Net Assets for the Year Ended
      December 31, 1998
   Combined Statement of Cash Flows for the Year Ended December 31, 1998

Audited Financial Statements of Triad Holdings, Inc. and Subsidiaries:
   Consolidated Statement of Operations for the Four Months Ended
      April 30, 1998
   Consolidated Statement of Changes in Net Assets for the Four Months Ended
      April 30, 1998
   Consolidated Statement of Cash Flows for the Four Months Ended
      April 30, 1998

Unaudited Financial Statements of HTD Corporation and Subsidiaries, excluding the acute care division:
   Condensed Combined Statement of Net Assets as of April 30, 1999
   Combined Statement of Operations for the Four Months Ended April 30, 1999 Condensed Combined Consolidated Statement of Cash Flows for the Four Months
      Ended April 30, 1999

(b)      Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
      Ended September 30,1998
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
      Months Ended June 30, 1999

A pro forma balance sheet is not presented herein as the net assets of HTD acquired by the Company were consolidated in the Company's unaudited condensed consolidated balance sheet at June 30, 1999 as filed in the Company's Form 10-Q for the period ended June 30, 1999.

(c)      Exhibits

Exhibit 2 - Agreement and Plan of Merger dated June 14, 1999 (1)

Exhibit 23 - Consent of Independent Public Accountants

Exhibit 99.1 - Press Release dated June 15, 1999 (1)


----------

(1) Previously filed with the Company's Current Report on Form 8-K dated June 15, 1999.

                               MEDIQ INCORPORATED


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MEDIQ Incorporated
                                      ------------------
                                       (Registrant)




August 30, 1999                       /s/ Jay M. Kaplan
---------------                       ----------------------------
  (Date)                              Jay M. Kaplan
                                      Senior Vice President-Finance,
                                      Treasurer and Chief Financial Officer

                         ITEM 7(a) FINANCIAL STATEMENTS

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                          COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To HTD Corporation and Subsidiaries:


We have audited the accompanying combined statement of net assets of HTD Corporation (a Delaware corporation) and Subsidiaries excluding the acute care division (see Notes 1 and 11) as of December 31, 1998 and the related combined statements of operations, changes in net assets, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As further described in Note 11, these financial statements have been prepared pursuant to the Purchase Agreement between HTD Corporation and Subsidiaries and MEDIQ/PRN Life Support Services, Inc., and is not intended to be a complete presentation of HTD Corporation and Subsidiaries' financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net assets of HTD Corporation and Subsidiaries excluding the acute care division as of December 31, 1998 and the results of their combined operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP
Birmingham, Alabama
July 29, 1999

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION


                        COMBINED STATEMENT OF NET ASSETS
                                  (See Note 11)
                             AS OF DECEMBER 31, 1998





                             ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                               $   154,024
    Accounts receivable, less allowance for doubtful
       accounts of $325,410                                  12,001,754
    Inventory, net                                            4,947,623
    Prepaid expenses and other current assets                   530,595
    Deferred income taxes                                     1,150,521
    Refundable income taxes                                     629,815
                                                            -----------
              Total current assets                           19,414,332

PROPERTY AND EQUIPMENT, NET                                     655,992

RENTAL EQUIPMENT, NET                                        11,108,831

INTANGIBLE ASSETS, NET                                       18,252,669

OTHER NONCURRENT ASSETS                                         974,940
                                                            -----------
              Total assets                                  $50,406,764
                                                            ===========


               The accompanying notes are an integral part of this
                        combined statement of net assets.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                        COMBINED STATEMENT OF NET ASSETS
                                  (See Note 11)
                             AS OF DECEMBER 31, 1998




                    LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
    Current maturities of long-term debt                    $   500,000
    Current maturities of capital lease obligations             455,556
    Accounts payable                                          7,184,416
    Accrued expenses                                          2,326,024
                                                            -----------
              Total current liabilities                      10,465,996

REVOLVING CREDIT LINE                                         8,062,164

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS,
  NET OF CURRENT MATURITIES                                  14,128,325

STOCK REPURCHASE OBLIGATION                                   3,000,005

DEFERRED INCOME TAXES                                         1,411,513

OTHER LONG-TERM LIABILITIES                                     629,534
                                                            -----------
              Total liabilities                              37,697,537

COMMITMENTS AND CONTINGENCIES (NOTE 10)

NET ASSETS                                                   12,709,227
                                                            -----------
              Total liabilities and net assets              $50,406,764
                                                            ===========


               The accompanying notes are an integral part of this
                        combined statement of net assets.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                        COMBINED STATEMENT OF OPERATIONS
                                 (see Note 11)
                      FOR THE YEAR ENDED DECEMBER 31, 1998


REVENUES                                                      $ 42,720,548

COST OF REVENUES                                                29,818,443
                                                              ------------

              Gross profit                                      12,902,105
                                                              ------------
OPERATING EXPENSES:
    Selling                                                      2,341,176
    General and administrative                                   6,531,901
    Depreciation and amortization                                2,072,582
                                                              ------------
                                                                10,945,659
                                                              ------------

              Income from operations                             1,956,446

OTHER INCOME (EXPENSE):
    Interest income                                                862,591
    Interest expense                                            (1,038,189)
    Other                                                          693,416
                                                              ------------

              Income before provision for income taxes           2,474,264

PROVISION FOR INCOME TAXES                                       1,244,416
                                                              ------------

              Net income                                      $  1,229,848
                                                              ============



               The accompanying notes are an integral part of this
                          combined financial statement.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                   COMBINED STATEMENT OF CHANGES IN NET ASSETS
                                 (See Note 11)
                      FOR THE YEAR ENDED DECEMBER 31, 1998




NET ASSETS, JANUARY 1, 1998                      $ (2,575,400)

    Net income                                      1,229,848
    Net proceeds from private placement
      of common stock                              10,791,737
    Issuance of common stock
      for acquisitions                             14,567,524
    Investment in acute care division
      carved out                                  (11,304,482)
                                                 ------------
NET ASSETS, DECEMBER 31, 1998                    $ 12,709,227
                                                 ============


               The accompanying notes are an integral part of this
                        combined financial statement.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                        COMBINED STATEMENT OF CASH FLOWS
                                 (See Note 11)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                      $  1,229,848
    Adjustments to reconcile net income to net cash used
       in operating activities:
       Depreciation and amortization                                   2,072,582
       Loss on disposal of property and equipment
         and rental equipment                                              4,605
       Provision for doubtful accounts                                    53,866
       Provision for obsolete inventory                                  144,234
       Amortization of debt issuance costs                               113,883
       Stock compensation expense                                        378,495
       Deferred income tax provision                                     109,182
       Increase (decrease) in operating cash flows, net of
           effects from purchase of subsidiaries,
           resulting from:
           Accounts receivable                                        (3,016,401)
           Inventory                                                    (298,827)
           Prepaid expenses and other current assets                     448,220
           Refundable income taxes                                      (629,815)
           Other noncurrent assets                                       151,304
           Accounts payable and accrued expenses                      (2,021,228)
           Other long-term liabilities                                    58,534
                                                                    ------------
              Net cash used in operating activities                   (1,201,518)
                                                                    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Investment in acute care division carved out                     (11,304,482)
    Purchase of subsidiaries, net of cash received                    (5,067,770)
    Additions to property and equipment and rental equipment          (3,478,224)
    Proceeds from disposals of property and equipment
           and rental equipment                                          148,285
                                                                    ------------
              Net cash used in investing activities                  (19,702,191)
                                                                    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on long-term debt and
       capital lease obligations                                      (7,173,370)
    Borrowings on long-term debt                                      18,364,271
    Debt issuance costs paid                                            (908,823)
    Net proceeds from private placement of common stock               10,791,737
    Repurchase of common stock                                          (135,082)
                                                                    ------------
              Net cash provided by financing activities               20,938,733
                                                                    ------------
INCREASE IN CASH AND CASH EQUIVALENTS                                     35,024

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                             119,000
                                                                    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                              $    154,024
                                                                    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for:
       Interest                                                     $    907,454
                                                                    ============
       Income taxes                                                 $    599,300
                                                                    ============


               The accompanying notes are an integral part of this
                        combined statement of net assets.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


1. BUSINESS AND ORGANIZATION

HTD Corporation (the "Company") was founded in April 1997 to create a national contract sales and distribution company providing specialty medical products to the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies, and specialty physician groups). As discussed in Note 3, effective May 1, 1998, the Company acquired Triad Holdings, Inc. ("THI"), Healthcare Technology Delivery, Inc. ("HTD"), MegaTech Medical, Inc. ("MegaTech"), and Bimeco, Inc. ("Bimeco") together with their respective subsidiaries. During 1998, the Company also acquired Omni Medical, Inc. ("Omni Medical").

THI, the successor to a business founded in 1981 and headquartered in Laguna Hills, California, represents manufacturers with product coverage principally in the infusion therapy market. THI sells its products to alternate-site health care providers throughout the United States from its distribution centers.

HTD, the successor to a business founded in 1977 and headquartered in Bessemer, Alabama, represents manufacturers with product coverage in the surgical, anesthesiology, critical care, and cardiovascular/vascular markets. HTD sells its products primarily to hospitals in the Southeastern United States.

MegaTech was founded in 1976 and maintains its headquarters in Baltimore, Maryland. It represents manufacturers with product coverage in the surgical and critical care markets. MegaTech sells its products principally to hospitals in the Northeastern United States.

Bimeco maintains its headquarters in Largo, Florida. Bimeco is a distributor of medical equipment and related supplies. Bimeco's product line services hospitals as well as other health care markets.

Omni Medical was founded in 1986 and maintains its headquarters in Redmond, Washington. It represents manufacturers with product coverage in the financial, anesthesiology, and critical care markets. Omni Medical sells its products primarily to hospitals in the Northwestern United States.

As further discussed in Note 11, the Company was acquired by MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN") on June 15, 1999. Excluded from the accompanying financial statement presentation are the accounts of HTD, MegaTech, Omni Medical, and the acute care operations of Bimeco, all of which form the acute care division which was not acquired by MEDIQ/PRN. Such division was sold to a third party unrelated to MEDIQ/PRN and the Company simultaneously with the MEDIQ/PRN transaction described in Note 11. The accompanying combined financial statements do not reflect an allocation of the MEDIQ/PRN purchase price. Reference to the Company hereafter is the Company excluding the acute care division.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries excluding the acute care division as described in Note 1. All significant intercompany amounts and transactions have been eliminated in combination.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUES AND EXPENSES

The Company's revenues are primarily derived from sales of medical products and supplies under distribution agreements with various manufacturers and the renting of infusion pumps and other equipment under cancelable and noncancelable operating leases. Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other equipment under cancelable and noncancelable operating leases are recognized as earned. Biomedical, commission, and installation revenues are recognized as the services are provided. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses, and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses, and professional fees.

CASH AND CASH EQUIVALENTS

For the purposes of the accompanying statement of net assets and statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

INVENTORY

Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances of approximately $452,000, are valued at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, 1998, management believes the Company had incurred no material impairments to the carrying values of its inventories, other than impairments for which provisions had been made.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

INTANGIBLE ASSETS

Intangible assets originated in connection with the 1998 acquisitions (see Note
3). Intangible assets are amortized on a straight-line basis over the following applicable amortization periods:

                 Goodwill                                      40 years
                 Covenants not to compete                      3-5 years
                 Patents                                       17 years

LONG-LIVED ASSETS

The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining balance of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used in the operations of the Company may be impaired and not be recoverable. In performing this evaluation, the Company uses an estimate of the related cash flows expected to result from the use of the asset and its eventual disposition. When this evaluation indicates the asset has been impaired, the Company will measure such impairment based on the asset's fair value and the amount of such impairment is charged to earnings.

OTHER NONCURRENT ASSETS

Other noncurrent assets include deferred debt issuance costs of approximately $909,000. This amount is being amortized over a period approximating the term of the related debt of approximately seven years.

DEFERRED RENT

Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term. The difference between rent paid pursuant to the lease agreements and rent expense recognized for financial reporting purposes has been reported as deferred rent, and is included in other long-term liabilities in the accompanying combined statement of net assets.

INCOME TAXES

The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables, and debt instruments. The carrying amounts of those instruments reported in the accompanying combined statement of net assets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment. The carrying amounts of the Company's long-term debt and capital lease obligations reported in the accompanying combined statement of net assets are considered to approximate their respective fair values as these long-term instruments' interest rates approximate market rates at December 31, 1998.

CONCENTRATIONS OF CREDIT RISK

In the normal course of business, the Company extends credit to its customers, which are primarily alternate-site health care providers. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1998, management believes the Company had incurred no material impairments to the carrying values of its accounts receivable, other than uncollectible amounts for which provisions had been made.

3. PRIVATE PLACEMENT AND BUSINESS COMBINATIONS

On May 1, 1998, the Company (i) completed a private placement of 1,437,500 shares of the Company's common stock, at $8.00 per share and (ii) acquired in separate transactions (the "Acquisitions") four other companies (the "Founding Companies") for a total of $9.9 million in cash and 3,485,052 shares of common stock, of which 260,870 shares may be put to the Company during the 60-day period immediately following the first anniversary date of the closing of the Acquisitions in exchange for a $3.0 million subordinated promissory note of the Company. Since the shares may be put to the Company, such shares have been reported as Stock Repurchase Obligation in the accompanying combined statement of net assets.

The total purchase price of the Acquisitions, as it relates to the net assets subsequently sold to MEDIQ/PRN, consisted of $5.2 million in cash and the issuance of the Company's common stock totaling $14.6 million. The total purchase price exceeded the fair value of net assets acquired by $18.4 million.

The Acquisitions were accounted for under the purchase method of accounting; thus the combined financial statements reflect the operations of the Founding Companies from the date of the acquisition, exclusive of the acute care division for purposes of this presentation. For financial statement presentation purposes, HTD, one of the Founding Companies, in combination with the Company, has been identified as the accounting acquirer.

Assuming the transaction had been consummated at January 1, 1998, the combined results of operations, excluding the acute care division, on a pro forma basis for the year ended December 31, 1998 would have been as follows:


                                              (unaudited)

   Revenues                                   $60,337,966
   Net income                                   1,759,994

4. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 consist of the following:


                                                               ESTIMATED
                                                              USEFUL LIVES
                                                                IN YEARS       AMOUNT
                                                              ------------    --------
       Office equipment                                            5          $325,053
       Machinery and equipment                                     5           270,508
       Furniture and fixtures                                     5-7          196,396
       Leasehold improvements                                      10          195,523
                                                                              --------
                                                                               987,480
       Less accumulated depreciation and amortization                          331,488
                                                                              --------
                                                                              $655,992
                                                                              ========

5. RENTAL EQUIPMENT

Rental equipment at December 31, 1998 consists primarily of infusion pumps, which are depreciated over seven years:


       Rental equipment                                      $12,515,478
       Less accumulated depreciation                           1,406,647
                                                             -----------
                                                             $11,108,831
                                                             ===========

6. INTANGIBLE ASSETS

Intangible assets at December 31, 1998 consist of the following:

      Goodwill                                              $18,375,709
      Covenant not to compete                                   170,000
      Patents                                                    41,407
                                                            -----------
                                                             18,587,116
      Less accumulated amortization                             334,447
                                                            -----------
                                                            $18,252,669
                                                            ===========


7. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

During July 1998, the Company entered into a credit agreement with a financial institution consisting of a term loan, revolving credit line, and an acquisition credit facility. The $15 million revolving credit line expires on December 31, 2004 and bears interest at various rates ranging from 7.4% to 7.8% at December 31, 1998.

Such rates are based on the leverage ratio of the Company and, at the Company's option, LIBOR or the Prime rate plus an applicable margin. At December 31, 1998, $4.0 million of the revolving credit line was at 7.4%, $1.8 million was at 7.5%, and $2.3 million was at 7.8%. Amounts outstanding under the revolving credit line amounted to approximately $8.1 million at December 31, 1998. Availability under the revolving credit line at December 31, 1998 was approximately $6.9 million. The weighted average interest rate on these borrowings during 1998 was 7.5%. These borrowings are secured by the Company's assets and guaranteed by the subsidiaries.

The Company's long-term debt and capital lease obligations at December 31, 1998 consist of the following:

      Term note payable, due in quarterly payments plus interest at the Bank's base rate plus an applicable margin rate (7.44% at December 31, 1998) through
          December 31, 2004, secured by the Company's assets and guaranteed by the
          subsidiaries                                                                         $11,750,000
      Acquisition loan, due in fourteen scheduled installments
          commencing on September 30, 2001, bearing interest at a base rate plus an applicable margin rate (7.75% at December 31,
          1998), secured by the Company's assets and guaranteed by the
          subsidiaries                                                                           1,320,000
      Note payable due in a lump sum payment on April 30, 2005 with no interest,
          unsecured                                                                              2,025,000
      Discount on note payable                                                                    (763,820)
      Capital lease obligations, interest at various rates, due in monthly
          installments through April 2000                                                          752,701
                                                                                               -----------
                    Total long-term debt                                                        15,083,881
      Less current maturities                                                                      955,556
                                                                                               -----------
                    Total                                                                      $14,128,325
                                                                                               ===========


The loan agreements contain various restrictive covenants generally common to such loan agreements which, among other things, require the Company to maintain minimum levels of equity and debt coverage ratios. At December 31, 1998, the Company was in compliance with the financial covenants.

As of December 31, 1998, future minimum lease payments under capital lease obligations and maturities of debt are as follows:

                                                     CAPITAL
                                                      LEASES          DEBT
                                                     --------      -----------
      1999                                           $493,534      $   500,000
      2000                                            322,463        1,000,000
      2001                                                  0        1,750,000
      2002                                                  0        3,695,000
      2003                                                  0        2,875,000
      Thereafter                                            0        5,275,000
                                                     --------      -----------
      Total minimum lease payments and maturities     815,997       15,095,000
                                                                   ===========
      Less amounts representing interest               63,296
                                                     --------
      Present value of minimum lease payments        $752,701
                                                     ========

8. EQUIPMENT RENTALS TO CUSTOMERS

As discussed in Note 2, the Company rents biomedical equipment to various customers under noncancelable operating leases. Aggregate future minimum rentals to be received under noncancelable leases in effect at December 31, 1998 are as follows:

    Year ending December 31,
        1999                                        $34,435
        2000                                         21,964
        2001                                         17,384
                                                    -------
                                                    $73,783
                                                    =======

9. INCOME TAXES

The provision for federal and state income taxes at December 31, 1998 follows:

      Federal:
          Current                                  $  989,691
          Deferred                                     95,184
                                                   ----------
                                                    1,084,875
                                                   ----------
      State:
          Current                                     145,543
          Deferred                                     13,998
                                                   ----------
                                                      159,541
                                                   ----------
                                                   $1,244,416
                                                   ==========


Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34% to income before income taxes as follows:

     Provision at the statutory rate                     $  841,250
     Increase resulting from:
         State income tax, net of federal benefit           105,297
         Amortization                                       125,915
         Other                                              171,954
                                                         ----------
                                                         $1,244,416
                                                         ==========

The tax effects of temporary differences representing deferred tax assets and liabilities result primarily from the following at December 31, 1998:

     Deferred tax benefits:
         Accrued expenses                           $  688,873
         Inventory                                     242,791
         Allowance for doubtful accounts               151,391
         Deferred rent                                  67,466
                                                    ----------
                                                     1,150,521
                                                    ----------
     Deferred tax liabilities:
         Depreciation                                1,318,393
         Other                                          93,120
                                                    ----------
                                                     1,411,513
                                                    ----------
                Net deferred tax liabilities        $  260,992
                                                    ==========

At December 31, 1998, the Company had net operating loss carryforwards totalling approximately $3 million. The Company provided a valuation allowance equal to the deferred tax asset arising from the net operating loss carryforwards as future realization is uncertain.

10. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases space for its warehouses and corporate office from third parties. Rent expense under these arrangements totaled approximately $1 million for the year ended December 31, 1998. The leases require the Company to pay taxes, maintenance, insurance, and certain other operating costs of the leased property.

Future minimum lease payments required under noncancelable operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1998 are as follows:

        Year ending December 31,
            1999                                 $1,062,808
            2000                                    855,696
            2001                                    775,028
            2002                                    411,658
            2003                                    148,921
                                                 ----------
                                                 $3,254,111
                                                 ==========

INSURANCE

The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation, and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

The sale, distribution, rental, and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

SALES TAX CONSIDERATIONS

Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's combined financial condition or the combined results of its operations.

LITIGATION

The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's combined financial condition or combined results of operations.

11. SUBSEQUENT EVENT (UNAUDITED)

On June 15, 1999, all of the Company's issued and outstanding common stock along with THI and its subsidiaries representing the nonacute care business were acquired by MEDIQ/PRN pursuant to an Agreement and Plan of Merger dated June 14, 1999. Total consideration paid by MEDIQ/PRN was approximately $59.7 million, comprising $49.7 million in cash and $10.0 million aggregate value of capital stock of MEDIQ Incorporated, the parent company of MEDIQ/PRN. Following the acquisition, the Company, THI, and THI's subisidiaries were merged into MEDIQ/PRN. Contemporaneously with MEDIQ/PRN's acquisition of the Company, the Company sold to a third party unrelated to MEDIQ/PRN and the Company its subsidiaries representing the acute care division not acquired by MEDIQ/PRN for a purchase price of $17 million.

In contemplation of the MEDIQ/PRN transaction, Bimeco's assets, liabilities, and operations related to its nonacute care business were transferred to THI in a nonmonetary transfer effective June 14, 1999.

                      TRIAD HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Triad Holdings, Inc. and Subsidiaries:


We have audited the accompanying consolidated statements of operations, changes in net assets, and cash flows for the four months ended April 30, 1998 of Triad Holdings, Inc. (a Delaware corporation) and Subsidiaries. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their consolidated operations and their consolidated cash flows for the four months ended April 30, 1998 of Triad Holdings, Inc. and Subsidiaries in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP
Birmingham, Alabama
July 29, 1999

                      TRIAD HOLDINGS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998






REVENUES                                                           $15,535,062

COST OF REVENUES                                                    11,519,922
                                                                   -----------

              Gross profit                                           4,015,140
                                                                   -----------
OPERATING EXPENSES:
    Selling                                                          1,217,032
    General and administrative                                       2,129,852
    Depreciation and amortization                                      491,239
                                                                   -----------
                                                                     3,838,123
                                                                   -----------

              Income from operations                                   177,017

OTHER INCOME (EXPENSE):
    Interest income                                                     28,296
    Interest expense                                                  (201,546)
    Other, net                                                        (227,289)
                                                                   -----------

              Loss before credit for income taxes                     (223,522)

CREDIT FOR INCOME TAXES                                                (64,800)
                                                                   -----------

              Net loss                                             $  (158,722)
                                                                   ===========


               The accompanying notes are an integral part of this
                       consolidated financial statement.

                      TRIAD HOLDINGS, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                    COMMON STOCK
                                    --------------------------------------------
                                          CLASS A                  CLASS B           ADDITIONAL                   TOTAL
                                    --------------------     -------------------      PAID-IN      RETAINED    STOCKHOLDERS'
                                      SHARES      AMOUNT       SHARES    AMOUNT       CAPITAL      EARNINGS       EQUITY
                                    ---------    -------     ---------   -------    ----------    ----------    ----------
BALANCE DECEMBER 31, 1997           1,362,190    $13,621     1,054,345   $10,543    $6,627,987    $1,222,033    $7,874,184

    Stock options exercised                 0          0        11,134       111        16,630             0        16,741
    Net loss                                0          0             0         0             0      (158,722)     (158,722)
                                    ---------    -------     ---------   -------    ----------    ----------    ----------
BALANCE, APRIL 30, 1998             1,362,190    $13,621     1,065,479   $10,654    $6,644,617    $1,063,311    $7,732,203
                                    =========    =======     =========   =======    ==========    ==========    ==========







               The accompanying notes are an integral part of this
                       consolidated financial statement.

                      TRIAD HOLDINGS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                             $  (158,722)
    Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation and amortization                                                         491,239
       Gain on disposal of property and equipment and rental equipment                       (11,129)
       Provision for doubtful accounts                                                        20,000
       Increase (decrease) in operating cash flows resulting from:
           Accounts receivable                                                              (227,621)
           Inventories                                                                      (504,661)
           Prepaid expenses and other current assets                                         480,918
           Other noncurrent assets                                                            (2,263)
           Accounts payable and accrued expenses                                           1,598,440
           Other long-term liabilities                                                          (176)
                                                                                         -----------
                 Net cash provided by operating activities                                 1,686,025
                                                                                         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment and rental equipment                                (699,926)
    Proceeds from disposals of property and equipment and rental equipment                    68,574
                                                                                         -----------
                 Net cash used in investing activities                                      (631,352)
                                                                                         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on long-term debt                                                             486,900
    Principal payments on long-term debt and capital lease obligations                      (527,814)
    Net repayment of line of credit                                                       (1,101,287)
    Payments on notes payable to stockholder                                                  (8,628)
    Proceeds from exercise of stock options                                                   16,741
                                                                                         -----------
                 Net cash used in financing activities                                    (1,134,088)
                                                                                         -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                        (79,415)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                               229,445
                                                                                         -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                 $   150,030
                                                                                         ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for:
       Interest                                                                          $   201,546
                                                                                         ===========
       Income taxes                                                                      $         0
                                                                                         ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
    Rental equipment acquired under capital lease arrangements                           $   455,359
                                                                                         ===========



               The accompanying notes are an integral part of this
                       consolidated financial statement.

                      TRIAD HOLDINGS, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


1. BUSINESS AND ORGANIZATION

Triad Holdings, Inc. (the "Company") conducts business through its operating subsidiaries, Triad Medical, Inc. ("TMI"), which was incorporated in June 1980, and Triad Infusion Products, Inc. ("TIPI"), which was incorporated in October 1996. The Company is primarily engaged in the contract sale and distribution of medical supplies, devices, drugs, and durable equipment to home infusion health care providers throughout the United States. Additionally, the Company rents and services infusion pumps and leases biomedical equipment. The Company became a wholly owned subsidiary of HTD Corporation subsequent to April 30, 1998. (See
Note 7)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries as described in Note 1. All significant intercompany amounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUES AND EXPENSES

The Company's revenues are primarily derived from sales of medical products and supplies under distribution agreements with various manufacturers and the renting of infusion pumps and other equipment under cancelable and noncancelable operating leases. Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other equipment under cancelable and noncancelable operating leases are recognized as earned. Biomedical, commission, and installation revenues are recognized as the services are provided. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses, and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses, and professional fees.

CASH AND CASH EQUIVALENTS

The Company considers all investments with original maturities of three months or less to be cash or cash equivalents.

PROPERTY AND EQUIPMENT

Expenditures for repairs and maintenance are charged to expense when incurred. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

DEFERRED RENT

Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term.

INCOME TAXES

The Company applies the liability method of accounting for income taxes.
Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

STOCK-BASED COMPENSATION

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, the Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted the "disclosure only" alternative allowed under SFAS No. 123.

CONCENTRATIONS OF CREDIT RISK

In the normal course of business, the Company extends credit to its customers which are primarily home infusion health care providers. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1998, management believes the Company had incurred no material impairments to the carrying values of its accounts receivable, other than uncollectible amounts for which provisions had been made.

3. INCOME TAXES

The credit for federal and state income taxes is as follows:

        Federal:
            Current                    $(55,080)
            Deferred                          0
                                       --------
                                        (55,080)
                                       --------
        State:
            Current                      (9,720)
            Deferred                          0
                                       --------
                                         (9,720)
                                       --------
                                       $(64,800)
                                       ========


The actual income tax credit differs from the income tax credit computed by applying the U.S. federal statutory corporate tax rate of 34% to income before income taxes because of state taxes and other miscellaneous items.

4. SIGNIFICANT SUPPLIERS

Purchases from two vendors accounted for 40% of total purchases in the four-month period ended April 30, 1998. Although there are a limited number of suppliers, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in product sales and a possible loss in revenues, which could affect operating results adversely.

5. STOCKHOLDERS' EQUITY

COMMON STOCK CLASSES

At April 30, 1998 and December 31, 1997, the Company had two classes of
Common Stock: Class A convertible Common Stock (Class A Common Stock) and Class B Common Stock.

Holders of shares of Class A Common Stock may convert their shares into Class B Common Stock on a share-for-share basis at any time. The Class A Common Stock will be automatically converted into shares of Class B Common Stock upon the consummation of a qualified public offering that occurs before May 2000, or after May 2000 but only if the current holders of shares of Class A Common Stock shall have previously distributed their Class A Common Stock to certain third parties. Should the Company meet certain profitability objectives, the holders of shares of Class A Common Stock will be required to return 106,465 of the previously issued shares back to the Company.

Holders of shares of Class A Common Stock vote as a class with the holders of shares of Class B Common Stock on the basis of one vote per share. Holders of shares of Class A Common Stock are entitled to dividends or other distributions declared or paid on each share of Class A Common Stock when and in the same amount as any dividend or other distribution is declared or paid on each share of Class B Common Stock.

STOCKHOLDERS' AGREEMENT

Under an agreement between the Company and the holders of Class B Common
Stock, (i) the Company's prior written consent is required for certain transfers and assignments of shares of Class B Common Stock, (ii) the Company has a right of first refusal on any sales of Class B Common Stock, and (iii) if a holder of shares of Class B Common Stock dies, the Company is obligated to repurchase the deceased holder's shares of Class B Common Stock for the greater of the estimated fair value of the shares, as determined annually by the Company's board of directors, or the insurance proceeds received by the Company on the death of the holder.

STOCK OPTIONS

A 1992 Company stock option plan (the "Plan") provides for the grant of options to purchase shares of the Company's common stock to employees, officers, consultants, and directors of the Company. The timing of exercise for individual option grants is at the discretion of the Plan's administrator. Each option expires no later than 10 years after the date the option is granted (five years if the option is granted to a 10% stockholder) and generally vests over a three-year period.

An option granted to an employee will expire (i) one year after the employee's employment by the Company terminates because of death or a permanent disability or (ii) 90 days after the employee's termination of employment for any other reason.

Market price is generally calculated by taking a factor of earnings before interest, taxes, depreciation, and amortization. As the exercise price on the date of grant equaled the market price, no compensation expense is recognized in the consolidated financial statements pursuant to APB Opinion No. 25.

Stock option activity under the Plan is as follows:


                                                                   WEIGHTED
                                        SHARES                      AVERAGE
                                      SUBJECT TO      EXERCISE     EXERCISE
                                       OPTIONS         PRICE        PRICE
                                      ----------    ------------   --------
    Balance, December 31, 1997         151,624      $1.50--$8.64     $5.42
        Exercised                       11,134       1.50--5.51       1.51
        Cancelled/forfeited              2,500       5.51             5.51
                                       -------
    Balance, April 30, 1998            137,990      $1.50--$8.64     $5.73
                                       =======

At April 30, 1998, options to purchase 32,490 shares of common stock at a weighted average price of $4.31 per share were exercisable. The weighted average remaining contractual life for all options outstanding at April 30, 1998 is 8.1 years.

Pursuant to SFAS 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model on the date of grant using assumptions for: (i) dividend yield, (ii) volatility factor,
(iii) weighted-average risk-free interest rate, and (iv) expected life of option.

As discussed in Note 2, the Company has elected the "disclosure only" alternative allowed under SFAS No. 123. Accordingly, the Company is required to disclose pro forma net income (loss) over the vesting period of the options. However, the pro forma effect for the four months ended April 30, 1998 is immaterial.


6. COMMITMENTS AND CONTINGENCIES

INSURANCE

The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation, and a general umbrella policy. The Company has not incurred significant claims of losses under any of its insurance policies.

The sale, distribution, rental, and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

SALES TAX CONSIDERATIONS

Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their states by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's consolidated financial condition or the consolidated results of operations.

LITIGATION

The Company is party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

7. SUBSEQUENT EVENT (UNAUDITED)

On May 1, 1998, all of the Company's issued and outstanding common stock was acquired by HTD Corporation. Total consideration paid by HTD Corporation was $13.2 million, comprising $3.0 million in cash and $10.2 million aggregate value of the capital stock of HTD Corporation.

On June 15, 1999, all of the issued and outstanding common stock of HTD Corporation, the Company, and the Company's subsidiaries were acquired by MEDIQ/PRN pursuant to an Agreement and Plan of Merger dated June 14, 1999. Total consideration paid by MEDIQ/PRN was approximately $59.7 million, comprising $49.7 million in cash and $10.0 million aggregate value of capital stock of MEDIQ Incorporated, the parent company of MEDIQ/PRN. Following the acquisition, HTD Corporation along with the Company and its subsidiaries were merged into MEDIQ/PRN.

In contemplation of the MEDIQ/PRN transaction, the assets, liabilities, and operations of Bimeco, Inc., a wholly owned subsidiary of HTD Corporation, related to its nonacute care business were transferred to the Company in a nonmonetary transfer effective June 14, 1999.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                     CONDENSED COMBINED FINANCIAL STATEMENTS
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1999

                                   (UNAUDITED)

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                   CONDENSED COMBINED STATEMENTS OF NET ASSETS

                                  (SEE NOTE 2)


                                                                 April 30,          December 31,
                                                                   1999                1998
                                                                -----------       ---------------
                                                                (Unaudited)       (See note below)
                         ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                 $   961,716          $   154,024
      Accounts receivable, less allowance of
          $337,226 and $325,410, respectively                    11,987,973           12,001,754
      Inventory, net                                              4,436,886            4,947,623
      Prepaid expenses and other current assets                   1,657,026            2,310,931
                                                                -----------          -----------

                  Total current assets                           19,043,601           19,414,332


PROPERTY AND EQUIPMENT (including Rental),
      net of accumulated depreciation and amortization
      of $2,806,356 and $1,738,095, respectively                 11,849,954           11,764,823


INTANGIBLE ASSETS, net of accumulated amortization
      of $593,185 and $334,447, respectively                     17,993,931           18,252,669


OTHER NONCURRENT ASSETS                                             890,207              974,940
                                                                -----------          -----------

                  Total assets                                  $49,777,693          $50,406,764
                                                                ===========          ===========


Note: The statement of net assets at December 31, 1998 has been condensed from the audited financial statements at that date.

The accompanying notes are an integral part of this condensed combined statement of net assets.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                   CONDENSED COMBINED STATEMENTS OF NET ASSETS

                                  (SEE NOTE 2)



                                                             April 30,           December 31,
                                                               1999                 1998
                                                            -----------        ---------------
                                                            (Unaudited)        (See note below)
                  LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
      Current maturities of long-term debt and
          capital lease obligations                         $   821,333          $   955,556
      Accounts payable                                        5,396,478            7,184,416
      Accrued expenses                                        2,851,059            2,326,024
                                                            -----------          -----------

                  Total current liabilities                   9,068,870           10,465,996


REVOLVING CREDIT LINE                                         9,571,387            8,062,164


LONG-TERM DEBT AND CAPITAL LEASE
   OBLIGATIONS, net of current maturities                    14,019,863           14,128,325


STOCK REPURCHASE OBLIGATION                                   3,000,005            3,000,005


OTHER LONG-TERM LIABILITIES                                   2,036,023            2,041,047
                                                            -----------          -----------

                  Total liabilities                          37,696,148           37,697,537


NET ASSETS                                                   12,081,545           12,709,227
                                                            -----------          -----------

                  Total liabilities and net assets          $49,777,693          $50,406,764
                                                            ===========          ===========


Note: The statement of net assets at December 31, 1998 has been condensed from the audited financial statements at that date.

The accompanying notes are an integral part of this condensed combined statement of net assets.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                      COMBINED STATEMENT OF OPERATIONS

                                  (SEE NOTE 2)

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1999

                                   (UNAUDITED)




REVENUES                                                           $ 23,797,711

COST OF REVENUES                                                     16,532,815
                                                                   ------------
                   Gross profit                                       7,264,896
                                                                   ------------
OPERATING EXPENSES:
      Selling                                                           787,763
      General and administrative                                      2,680,141
      Depreciation and amortization                                   1,326,999
                                                                   ------------
                                                                      4,794,903

                   Income from operations                             2,469,993

OTHER INCOME (EXPENSE):
      Interest income                                                    26,971
      Interest expense                                                 (680,647)
      Other                                                            (142,293)
                                                                   ------------

                   Income before provision for income taxes           1,674,024

PROVISION FOR INCOME TAXES                                              781,503
                                                                   ------------
                  Net income                                       $    892,521
                                                                   ============




          The accompanying notes are an integral part of this condensed combined financial statement.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                   CONDENSED COMBINED STATEMENT OF CASH FLOWS

                                  (SEE NOTE 2)

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1999

                                   (UNAUDITED)




CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                   $   892,521
      Adjustments to reconcile net income to net cash
           provided by operating activities, net                     1,354,055
                                                                   -----------
                Net cash provided by operating activities            2,246,576
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment
                                                                    (1,153,392)
                                                                   -----------
                Net cash used in investing activities               (1,153,392)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal payments on long-term debt and
           capital lease obligations                                  (454,472)
      Borrowings on long-term debt                                     179,960
      Net borrowings on revolving credit line                        1,509,223
      Other                                                         (1,520,203)
                                                                   -----------

                Net cash used in financing activities                 (285,492)
                                                                   -----------

INCREASE IN CASH                                                       807,692

CASH AND CASH EQUIVALENTS, beginning of period                         154,024
                                                                   -----------

CASH AND CASH EQUIVALENTS, end of period                           $   961,716
                                                                   ===========





          The accompanying notes are an integral part of this condensed combined financial statement.

       HTD CORPORATION AND SUBSIDIARIES, EXCLUDING THE ACUTE CARE DIVISION

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)


1.  ORGANIZATION AND BASIS OF PRESENTATION

As further discussed in Note 2, HTD Corporation (the "Company") along with its wholly owned subsidiary Triad Holdings, Inc. ("Triad") and its subsidiaries were acquired by MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN") on June 15, 1999. MEDIQ/PRN is a wholly owned subsidiary of MEDIQ Incorporated ("MEDIQ"). The net assets acquired by MEDIQ/PRN represented the Company's nonacute care business, which principally consisted of sales of disposable products, rentals of moveable medical equipment, and biomedical repair services. The other subsidiaries of the Company - Healthcare Technology Delivery, Inc., MegaTech Medical, Inc., Bimeco, Inc. ("Bimeco"), and Omni Medical, Inc. - represented the acute care division and were sold to a third party unrelated to MEDIQ/PRN and the Company simultaneously with the MEDIQ/PRN transaction as further described in Note 2. The combined financial statements presented herein are on a carved out basis that represent only the nonacute care business of the Company acquired by MEDIQ/PRN. The accompanying combined financial statements do not reflect an allocation of the MEDIQ/PRN purchase price.

The condensed combined statement of net assets as of April 30, 1999 and the combined statement of operations and condensed combined statement of cash flows for the four months ended April 30, 1999 have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the net assets, results of operations, and cash flows presented have been made. In preparing the financial statements presented on a carved out basis, the Company made certain estimates and allocations deemed reasonable under the circumstances.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company and Triad included elsewhere in this Form 8-K/A filing of MEDIQ of which these condensed combined financial statements are a part.

The statements of operations and cash flows of the Company presented herein do not include the corresponding period of the prior fiscal year because such a comparison is not meaningful. During the four months ended April 30, 1998, the Company was a holding company without any significant assets or operations. The Company's nonacute care business, subsequently acquired by MEDIQ/PRN as discussed above and further in Note 2, was not formed until May 1, 1998 with the Company's acquisition of Triad and Bimeco. Triad was a significant acquiree of the Company during the year ended December 31, 1998. Triad's results of operations and cash flows for the four months ended April 30, 1998 represent the principal predecessor nonacute care business of the Company. Readers are directed to the separate financial statements of Triad for the four months ended April 30, 1998 included elsewhere within this Form 8-K/A of MEDIQ of which these condensed combined financial statements are a part.

2.  SUBSEQUENT EVENT

On June 15, 1999, all of the Company's issued and outstanding common stock along with Triad and its subsidiaries representing the nonacute care business were acquired by MEDIQ/PRN pursuant to an Agreement and Plan of Merger dated June 14, 1999. Total consideration paid by MEDIQ/PRN was approximately $59.7 million, comprising $49.7 million in cash and $10.0 million aggregate value of capital stock of MEDIQ. Following the acquisition, the Company and Triad and its subsidiaries were merged into MEDIQ/PRN. Contemporaneously with MEDIQ/PRN's acquisition of the Company, the Company sold to a third party unrelated to MEDIQ/PRN and the Company its subsidiaries representing the acute care division not acquired by MEDIQ/PRN as listed in Note 1 for a purchase price of $17 million.

In contemplation of the MEDIQ/PRN transaction, Bimeco's assets, liabilities, and operations related to its nonacute care business were transferred to Triad in a nonmonetary transfer effective June 14, 1999.

                    ITEM 7(b) PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations are based on the historical results of operations of the Company, the Acquired Business and the Nonacute Care Business of entities related to HTD preceding the formation of the Nonacute Care Business on May 1, 1998 (the "Related Predecessor Entities") as applicable. The Related Predecessor Entities include Triad and other entities related to HTD of less significance. The Company acquired HTD on June 15, 1999. For accounting purposes, the acquisition was effective May 28, 1999. Accordingly, the Company's historical results of operations include the results of operations of the Acquired Business beginning May 28, 1999. The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1998 and the nine months ended June 30, 1999 give effect to the Acquired Business as if the acquisition was consummated on October 1, 1997. All pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated statements of operations. The Company expects that certain synergies and cost savings will occur as a result of the acquisition. However, such cost savings are not reflected in the unaudited pro forma condensed consolidated statements of operations, and there can be no assurance that such synergies or cost savings will occur. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the separate historical financial statements and the notes thereto of HTD and Triad included elsewhere herein and of the Company.

The Acquired Business had been conducted as an integral part of the overall operations of HTD and the Related Predecessor Entities. Separate statements of operations for the Acquired Business had not been previously prepared. The Company has been advised by HTD that the results of operations of the Acquired Business were prepared from historical accounting records and include various allocations for costs and expenses. Therefore, the statements of operations of the Acquired Business may not be indicative of the results of operations that would have resulted if it had operated on a stand alone basis. The Company has been advised by HTD that all of the allocations and estimates reflected in the results of operations for the Acquired Business are based on assumptions that are believed to be reasonable under the circumstances.

The unaudited pro forma condensed consolidated statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had the acquisition been consummated on the date and for the periods indicated, and do not purport to be indicative of the results of operations for future periods.

The acquisition was accounted for by the purchase method and, accordingly, the cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values on May 28, 1999. The initial allocation of the cost of the acquisition and the associated goodwill was estimated based on information currently available. The final allocation of the acquisition cost is contingent upon determinations and valuations not yet completed. The Company is unable to predict at this time whether any adjustments that may occur will have a material effect on the allocation.

                       MEDIQ INCORPORATED AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)
                    (in thousands, except per share amounts)

                                                     Historical
                                        Historical    Acquired       Pro Forma     Pro Forma
                                         Company      Business (1)  Adjustments     Company
                                         -------      --------      -----------     -------
Revenues:
  Rental                                 $142,736      $10,099                      $152,835
  Sales                                    27,928       43,568                        71,496
  Other                                    10,252        6,671                        16,923
                                         --------      -------                      --------
                                          180,916       60,338                       241,254

Costs and Expenses:
  Cost of sales                            22,659       41,530                        64,189
  Operating                                63,072                                     63,072
  Selling                                  16,590        3,703                        20,293
  General and administrative               20,586        8,480                        29,066
  Merger and acquisition charges (2)       35,021                                     35,021
  Depreciation and amortization            41,692        3,371        $ 1,180  (3)    46,243
                                         --------      -------        -------       --------
                                          199,620       57,084          1,180        257,884
                                         --------      -------        -------       --------

Operating (Loss) Income                   (18,704)       3,254         (1,180)       (16,630)

Other (Charges) and Credits:
  Interest expense                        (27,894)      (1,297)        (4,487) (4)   (33,678)
  Other-net                                 5,072        1,100                         6,172
                                         --------      -------        -------       --------

(Loss) Income from Continuing
  Operations before Income Taxes          (41,526)       3,057         (5,667)       (44,136)
Income Tax (Benefit) Expense              (12,455)       1,501         (2,284) (5)   (13,238)
                                         --------      -------        -------       --------

(Loss) Income from Continuing
  Operations                             $(29,071)     $ 1,556        $(3,383)      $(30,898)
                                         ========      =======        =======       ========

Loss from Continuing Operations
  per Share                              $  (1.69)                                  $  (1.79)
                                         ========                                   ========

Weighted Average Number of
  Common Shares Outstanding                17,205                                     17,249 (6)
                                         ========                                   ========

     See Notes to Pro Forma Condensed Consolidated Statements of Operations

                       MEDIQ INCORPORATED AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)
                    (in thousands, except per share amounts)

                                                     Historical
                                        Historical    Acquired       Pro Forma     Pro Forma
                                         Company      Business (1)  Adjustments     Company
                                         -------      --------      -----------     -------
Revenues:
  Rental                                 $128,743      $ 7,084                      $135,827
  Sales                                    28,925       36,437                        65,362
  Other                                     9,311        4,455                        13,766
                                         --------      -------                      --------
                                          166,979       47,976                       214,955

Costs and Expenses:
  Cost of sales                            22,589       33,638                        56,227
  Operating                                48,117                                     48,117
  Selling                                  20,128        1,898                        22,026
  General and administrative               18,380        5,815                        24,195
  Depreciation and amortization            31,600        2,427        $   607  (3)    34,634
                                         --------      -------        -------       --------
                                          140,814       43,778            607        185,199
                                         --------      -------        -------       --------

Operating Income                           26,165        4,198           (607)        29,756

Other (Charges) and Credits:
  Interest expense                        (40,768)      (1,569)        (2,497) (4)   (44,834)
  Other-net                                   465        1,050                         1,515
                                         --------      -------        -------       --------

(Loss) Income from Continuing
  Operations before Income Taxes          (14,138)       3,679         (3,104)       (13,563)
Income Tax (Benefit) Expense               (3,784)       2,968         (2,814) (5)    (3,630)
                                         --------      -------        -------       --------
(Loss) Income from Continuing
  Operations                             $(10,354)     $   711        $  (290)      $ (9,933)
                                         ========      =======        =======       ========

Loss from Continuing Operations
  per Share                              $  (9.61)                                  $  (8.88)
                                         ========                                   ========

Weighted Average Number of
  Common Shares Outstanding                 1,077                                      1,119 (6)
                                         ========                                   ========

     See Notes to Pro Forma Condensed Consolidated Statements of Operations

                       MEDIQ INCORPORATED AND SUBSIDIARIES
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Historical results of operations of the Acquired Business for its 12 months ended December 31, 1998 are combined with the Company's historical results of operations for the year ended September 30, 1998. The historical results of operations of the Acquired Business for its 12 months ended December 31, 1998 consist of the results of operations of: (i) HTD and its Nonacute Care Business for the year ended December 31, 1998; (ii) Triad for the four months ended April 30, 1998 and (iii) Related Predecessor Entities other than Triad for four months ended April 30, 1998. Historical results of operations of the Acquired Business for its eight months ended May 27, 1999 are combined with the Company's historical results of operations for the nine months ended June 30, 1999. The Company's historical results of operations for the nine months ended June 30, 1999 include one month of actual results of the Acquired Business. Historical results of operations of the Acquired Business for its three months ended December 31, 1998 are included in its 12 months ended December 31, 1998 and its eight months ended May 27, 1999. Reclassifications have been made to certain amounts within the Acquired Business to conform to the Company's classifications.

(2) Represents nonrecurring charges related to the Company's merger on May 28, 1998 and the concurrent acquisition of the medical business of CH Industries, Inc.

(3) Reflects incremental depreciation and amortization expense from the allocation of a portion of the acquisition cost price of $59.7 million to rental equipment and other depreciable assets acquired and intangible assets, including goodwill, recognized in the acquisition. Depreciation of rental equipment is estimated to be over five years. Intangibles, primarily consisting of covenants not to compete, are amortized over five years. Other assets, primarily consisting of office equipment, furniture and fixtures and machinery and equipment, are amortized over three years. Goodwill in the amount of $41.5 million is amortized over 20 years. Incremental depreciation and amortization is as follows:

                                              Year Ended      Nine Months Ended
                                          September 30, 1998    June 30, 1999
                                          ------------------  -----------------
                                                     (in thousands)
     Rental equipment                          $2,151              $1,434
     Other assets                                 204                 136
     Goodwill                                   2,073               1,382
     Other intangibles                            123                  82
                                               ------              ------
                                                4,551               3,034
     Less historical of Acquired Business       3,371               2,427
                                               ------              ------
                                               $1,180              $  607
                                               ======              ======


(4) Incremental interest expense connected with the acquisition is as follows:

                                              Year Ended      Nine Months Ended
                                          September 30, 1998    June 30, 1999
                                          ------------------  -----------------
                                                      (in thousands)
     Revolving credit facility                 $2,473              $1,443
     Acquisition loan facility                  1,856                 949
     Amortization of amendment fee                158                 105
                                               ------              ------
                                               $4,487              $2,497
                                               ======              ======

     To fund the cash portion of the acquisition of HTD, the Company borrowed $27.5 million under its revolving credit facility and $22.5 million under its acquisition loan facility. These borrowings are assumed to be outstanding at the beginning of each period presented. The assumed rate of interest on the borrowings under the revolving credit facility is a weighted average variable rate of 9.04% for the year ended September 30, 1998 and

     7.92% for the nine months ended June 30, 1999. The assumed rate of interest on the borrowings under the acquisition loan facility is a weighted average variable rate of 9.04% for the year ended September 30, 1998 and 7.48% for the nine months ended June 30, 1999. The assumed rates of interest are the rates actually incurred by the Company within each period and include applicable margins. Commitment fees of the Company were adjusted to reflect the additional amounts borrowed and no longer subject to commitment fees. In connection with the acquisition of HTD, the credit agreement governing the revolving credit and acquisition loan facilities was amended. The fee to effect this amendment of approximately $1.0 million is assumed to be amortized over the remaining term of the facilities of approximately six years.

(5) Income taxes on the pro forma adjustments at the Company's effective income tax rate for the period plus an adjustment to historical income taxes of the Acquired Business to reflect the Company's historical effective tax rate for the period. The relationship that the Company's historical income taxes have with the Company's historical loss from continuing operations before taxes is representative for pro forma purposes.

(6) The Company funded a portion of the acquisition of HTD with the issuance of 44,225 shares of the Company's Common Stock. These shares are assumed to be issued and outstanding at the beginning of each period presented. Basic and diluted per share amounts are the same as no effect is given to warrants and options to purchase the Company's Common Stock that are outstanding during the periods because they are antidilutive.

                               ITEM 7(c) EXHIBITS